EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. 1350)

In connection with the Quarterly Report of NovaDel Pharma Inc., a Delaware corporation (the “Company”), on Form 10-Q for the three months ended March 31, 2010, as filed with the Securities and Exchange Commission (the “Report”), I, Steven B. Ratoff, President, Chief Executive Officer and Interim Chief Financial Officer of the Company, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350), that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 17, 2010	By:	/s/ STEVEN B. RATOFF
Steven B. Ratoff
President, Chief Executive Officer
and Interim Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act.